Exhibit 2.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among

ZETA ACQUISITION CORP. II, a Delaware corporation

AERPIO ACQUISITION CORP., a Delaware corporation

and

AERPIO THERAPEUTICS, INC., a Delaware corporation

March 7, 2017

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ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE ACQUISITION SUBSIDIARY	12

3.1	Organization, Qualification and Corporate Power	12

3.2	Capitalization	13

3.3	Authorization of Transaction	13

3.4	Noncontravention	13

3.5	Subsidiaries	14

3.6	SEC Reports and Prior Registration Statement Matters	15

3.7	Compliance with Laws	15

3.8	Financial Statements	16

3.9	Absence of Certain Changes	16

3.10	Undisclosed Liabilities	17

3.11	Off-Balance Sheet Arrangements	17

3.12	Tax Matters	17

3.13	Assets	18

3.14	Owned Real Property	18

3.15	Reserved	18

3.16	Contracts	18

3.17	Reserved	18

3.18	Powers of Attorney	18

3.19	Insurance	19

3.20	Reserved	19

3.21	Litigation	19

3.22	Employees	19

3.23	Employee Benefits	19

3.24	Environmental Matters	19

3.25	Permits	20

3.26	Certain Business Relationships with Affiliates	20

3.27	Tax-Free Reorganization	20

3.28	Brokers’ Fees	21

3.29	Disclosure	21

3.30	Interested Party Transactions	21

3.31	Accountants	22

3.32	Minute Books	22

3.33	Board Action	22

3.34	Intellectual Property	22

3.35	Investment Company	22

3.36	Foreign Corrupt Practices Act	22

3.37	No Integrated Offering	23

3.38	No General Solicitation	23

3.39	Application of Takeover Provisions	23

ARTICLE IV	COVENANTS	23

4.1	Closing Efforts	23

4.2	Governmental and Thirty Party Notices and Consents	23

4.3	Super 8-K	24

4.4	Operation of Company Business	24

4.5	Access to Company Information	24

4.6	Operation of Parent Business	24

4.7	Access to Parent Information	26

4.8	Expenses	26

4.9	Indemnification	26

4.10	Quotation of Merger Shares	27

4.11	Name and Fiscal Year Change	27

4.12	Parent Board; Amendment of Charter Documents	27

4.13	Equity Plans	27

4.14	Information Provided to Stockholders	27

4.15	Change in Auditors	28

4.16	Private Placement	28

4.17	No Solicitation	28

4.18	Failure to Fulfill Conditions	28

4.19	Notification of Certain Matters	29

ARTICLE V	CONDITIONS TO CONSUMMATION OF MERGER	29

5.1	Conditions to Each Party’s Obligations	29

5.2	Conditions to Obligations of the Parent and the Acquisition Subsidiary	29

5.3	Conditions to Obligations of the Company	30

ARTICLE VI	DEFINITIONS	33

ARTICLE VIII	TERMINATION	34

7.1	Termination by Mutual Agreement	34

7.2	Termination for Failure to Close	34

7.3	Termination by Operation of Law	34

7.4	Termination for Failure to Perform Covenants or Conditions	34

7.5	Effect of Termination or Default; Remedies	35

7.6	Remedies; Specific Performance	35

ARTICLE VIII	MISCELLANEOUS	35

8.1	Press Releases and Announcements	35

8.2	No Third Party Beneficiaries	35

8.3	Entire Agreement	36

8.4	Succession and Assignment	36

8.5	Counterparts and Facsimile Signature	36

8.6	Headings	36

8.7	Notices	36

8.8	Governing Law	37

8.9	Amendments and Waivers	37

8.10	Severability	37

8.11	Submission to Jurisdiction	37

8.12	Waiver of Jury Trial	37

8.13	Survival	37

8.14	Construction	37

EXHIBITS

Exhibit A	Form of Subscription Agreement
Exhibit B-1	Form of 2017 Equity Incentive Plan
Exhibit B-2	Form of Employee Stock Purchase Plan
Exhibit C	Signatories to Lock-Up / No-Shorting Agreement and No-Shorting Agreement
Exhibit D	Form of Lock-Up and No-Shorting Agreement
Exhibit E	Form of No-Shorting Agreement
Exhibit F	Form of Stock Purchase Agreement

Schedule 1.5(a)

Disclosure Schedules

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”), dated as of March 7, 2017, by and among ZETA ACQUISITION CORP. II, a Delaware corporation (the “Parent”), AERPIO ACQUISITION CORP., a Delaware corporation (the “Acquisition Subsidiary”) and AERPIO THERAPEUTICS, INC., a Delaware corporation (the “Company”). The Parent, the Acquisition Subsidiary and the Company are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, this Agreement contemplates a merger of the Acquisition Subsidiary with and into the Company, with the Company remaining as the surviving entity after the merger (the “Merger”), whereby the stockholders of the Company will receive Parent Common Stock (as defined below) in exchange for their capital stock of the Company;

WHEREAS, immediately following the closing of the Merger, the Parent will cause the Surviving Corporation to undergo a conversion into a Delaware limited liability company (the “Conversion”), which shall be effected by the filing of a certificate of conversion with the Secretary of State of the State of Delaware;

WHEREAS, certain third party purchasers have agreed to purchase, following the Conversion and immediately prior to the first closing of the Private Placement Offering, an aggregate of 1,000,000 shares of Parent common stock that was held by the pre-Merger stockholders of Parent, and following such purchase but before the first closing of the Private Placement Offering, the remaining 4,000,000 shares of the outstanding Parent common stock held by such pre-Merger stockholders will be forfeited and cancelled;

WHEREAS, immediately following the Conversion, the Parent will complete a private placement offering (the “Private Placement Offering”) of a minimum of 7,000,000 shares (the “Minimum Amount”) of the Parent’s common stock, par value $0.0001 per share (the “Parent Common Stock”) at a purchase price of $5.00 per share (the “Purchase Price”) upon the terms and subject to the conditions of a subscription agreement in the form of Exhibit A attached hereto (the “Subscription Agreement”); and

WHEREAS, the Parent, the Acquisition Subsidiary and the Company intend for the Merger and the Conversion, as integrated steps pursuant to a plan, to qualify as a “reorganization” under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement, along with the Conversion, constitute a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

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ARTICLE I
THE MERGER

1.1       The Merger. Upon and subject to the terms and conditions set forth in this Agreement, the Acquisition Subsidiary shall merge with and into the Company at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Acquisition Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”). The “Effective Time” shall be the time at which a certificate of merger in proper form and duly executed, reflecting the Merger (the “Certificate of Merger”) pursuant to Section 251(c) of General Corporation Law of the State of Delaware (the “Delaware Act”) is filed with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth herein and in the applicable provisions of the Delaware Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as provided herein, all the property, rights, privileges, powers and franchises of the Company and the Acquisition Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation. The Parent, the Company and the Acquisition Subsidiary, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the Delaware Act at the Effective Time. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either the Company or the Acquisition Subsidiary, the officers of the Surviving Corporation are fully authorized in the name of Parent, the Company and Acquisition Subsidiary or otherwise to take, and shall take, all such lawful and necessary action.

1.2       The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of CKR Law LLP, in New York, New York, commencing at 10:00 a.m. local time (or such other place and time as is mutually agreed to by the Parties) on March 10, 2017, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three Business Days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in ARTICLE V hereof (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable Law to close.

1.3       Actions at the Closing. At the Closing:

(a)       the Company shall deliver to the Parent and the Acquisition Subsidiary the various certificates, instruments and documents to be delivered by the Company pursuant to Sections 5.1 and 5.2;

(b)       the Parent and the Acquisition Subsidiary shall deliver to the Company the various certificates, instruments and documents to be delivered by the Parent and/or Acquisition Subsidiary pursuant to Sections 5.1 and 5.3; and

(c)       the Surviving Corporation shall file the Certificate of Merger with the Secretary of State of the State of Delaware.

1.4       Additional Actions. If at any time after the Effective Time the Surviving Corporation or Parent shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation or Parent, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or the Acquisition Subsidiary or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation, Parent and its officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable Law) to execute and deliver, in the name and on behalf of either the Company, Parent or the Acquisition Subsidiary, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company, Parent or the Acquisition Subsidiary, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company, Parent or the Acquisition Subsidiary, as applicable, and otherwise to carry out the purposes of this Agreement.

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1.5       Conversion of Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

(a)       Each share of (i) common stock, par value $0.00001 per share, of the Company (which, for the avoidance of doubt, shall include each share of Company Restricted Stock (as defined below) and each share of Company Common Stock issued upon conversion of the then-outstanding principal and accrued interest under the Senior Secured Convertible Promissory Notes (collectively, the “Notes”) issued pursuant to the Senior Secured Note Purchase Agreement, dated as of March 31, 2016 (as amended by the Written Consent of the Noteholders of Aerpio Therapeutics, Inc. and Amendment to the March Note Purchase Agreement, the “March NPA”) and the Senior Secured Note Purchase Agreement, dated as of October 31, 2016 (the “October NPA”)) (“Company Common Stock”), (ii) Series A Preferred Stock, par value $0.00001 per share, of the Company (the “Series A Preferred Stock”), (iii) Series A1 Preferred Stock, par value $0.00001 per share, of the Company (the “Series A1 Preferred Stock”), and (iv) Series A2 Preferred Stock, par value $0.00001 per share, of the Company (the “Series A2 Preferred Stock” and, together with the Series A Preferred Stock and the Series A1 Preferred Stock, the “Company Preferred Stock”; the Company Preferred Stock, together with the Company Common Stock, is referred to herein as the “Company Stock”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined below), shall be converted into and represent the right to receive (subject to the provisions of Section 1.6) such number of shares of Parent Common Stock as is equal to the “Conversion Ratio” set forth on Schedule 1.5(a) hereto. An aggregate of 18,000,000 shares of Parent Common Stock, subject to adjustment as necessary due to rounding as set forth in Section 1.7, shall be issuable to the stockholders of record of the Company (including Dissenting Shares) outstanding immediately prior to the Effective Time (the “Company Stockholders”) in connection with the Merger. The shares of Parent Common Stock into which the shares of Company Stock are converted pursuant to this Section shall be referred to herein as the “Merger Shares.” The Merger Shares shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock or Company Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

(b)       After the Effective Time, the Parent shall deliver certificates (which, for all purposes in this Agreement, may be in book entry form) for the Merger Shares to each Company Stockholder entitled thereto who shall have presented a certificate that immediately prior to the Effective Time represented Company Stock to be converted into Merger Shares pursuant to this Section 1.5 (the “Company Stock Certificates”) to the transfer agent for the Parent Common Stock. If any Company Stock Certificate shall have been lost, stolen or destroyed, the transfer agent for the Parent Common Stock may, in its sole discretion and as a condition to the issuance of any certificates representing Merger Shares, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit with respect to such Company Stock Certificate.

(c)       Each issued and outstanding share of common stock, par value $0.0001 per share, of the Acquisition Subsidiary shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

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1.6       Dissenting Shares.

(a)       For purposes of this Agreement, “Dissenting Shares” means shares of Company Stock held as of the Effective Time by a Company Stockholder who has not voted such Company Stock in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware Act and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive shares of Parent Common Stock unless such Company Stockholder’s right to appraisal shall have ceased in accordance with the Delaware Act. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Stock pursuant to Section 1.5(a), and (ii) promptly following the occurrence of such event and, if requested by Parent, the proper surrender of such person’s Company Stock Certificate, the Parent shall deliver to such Company Stockholder a certificate representing the Merger Shares to which such holder is entitled pursuant to Section 1.5(a).

(b)       The Company shall give the Parent prompt notice of any written demands for appraisal of any Company Stock, withdrawals of such demands, and any other instruments that relate to such demands received by the Company. The Company shall not, except with the prior written consent of the Parent (such consent not to be unreasonably withheld, conditioned or delayed), make any payment with respect to any demands for appraisal of Company Stock or offer to settle or settle any such demands unless required by the court of the State of Delaware having jurisdiction thereof.

1.7       Fractional Shares. No certificates or scrip representing fractional Merger Shares shall be issued to Company Stockholders on the surrender for exchange of shares of Company Stock, and such Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Parent with respect to any fractional Merger Shares that would have otherwise been issued to such Company Stockholders. In lieu of any fractional Merger Shares to which the holder would otherwise be entitled, the Company shall pay the holder cash equal to such fraction multiplied by the Purchase Price.

1.8       Options, Restricted Stock and Warrants.

(a)       As of the Effective Time, all outstanding Company Options (as defined below) that remain unexercised, whether vested or unvested, shall be assumed by Parent and shall be converted into options to purchase shares of Parent Common Stock (“Parent Options”) without further action by the holder thereof. Each Parent Option as so assumed and converted shall constitute an option to acquire such number of shares of Parent Common Stock as is equal to the number of shares of Company Common Stock subject to the unexercised portion of the Company Option multiplied by the Conversion Ratio for Company Common Stock (rounded down to the nearest whole share). The exercise price per share of each Parent Option as so assumed and converted shall be equal to the exercise price of the Company Option prior to the assumption divided by the Conversion Ratio (rounded up to the nearest whole cent). Each Parent Option shall otherwise be subject to the same terms and conditions as were applicable under the respective Company Option immediately prior to the Effective Time, provided, that Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to each Company Option assumed by Parent. It is the intention of the parties that (i) each Parent Option that qualified as an incentive stock option (as defined in Section 422 of the Code) shall continue to so qualify, to the maximum extent permissible, immediately following the Effective Time, and (ii) the number of shares of Parent Common Stock and exercise price per share of Parent Common Stock under each Parent Option shall be determined in a manner consistent with the requirements of Section 409A of the Code.

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(b)       Prior to the Effective Time, Parent and the Company shall adopt such resolutions as are necessary to effect the treatment of the Company Options as contemplated by this Section 1.8. At the Effective Time, the Parent shall assume all obligations of the Company under the applicable Company Equity Plan, each outstanding Company Option, and the agreements evidencing the grants thereof and shall administer and honor all such awards in accordance with the terms and conditions of such awards and the applicable Company Equity Plan (subject to the adjustments required by reason of this Agreement or such other adjustments or amendments made by Parent in accordance with such terms and conditions). Following the Closing, the Company shall notify each holder of the conversion of Company Options into Parent Options.

(c)       As of the date of this Agreement and the Effective Time, the Company has and shall have no outstanding Company Warrants (as defined below).

(d)       Each share of Company Restricted Stock that is convertible into Parent Common Stock pursuant to Section 1.5(a) shall continue to have, and shall be subject to, the same terms and conditions (including the applicable time-vesting and/or performance-vesting conditions) as applied to the corresponding shares of Company Restricted Stock immediately prior to the Effective Time.

(e)       The Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Parent Options to be issued for the Company Options, in accordance with this Section 1.8.

1.9       Directors and Officers.

(a)       At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition Subsidiary, the Company or the holders of any shares of capital stock of any of the foregoing, the directors and officers of the Company shall be the directors and officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be, and the Surviving Corporation and the Parent shall take any necessary actions (whether prior to, at or after the Effective Time) as shall be necessary or appropriate to effectuate or carry out the purpose of this Section 1.9.

(b)       At or prior to the Closing, the Board of Directors of Parent shall, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, take the following action, to be effective upon the Effective Time: (i) elect to the Board of Directors of Parent the persons who were directors of the Company immediately prior to the Closing; and (ii) appoint as the officers of Parent those persons who were the officers of the Company immediately prior to the Closing, or, in either case with regard to clauses (i) and (ii), such other persons designated by the Company. All of the persons serving as directors of Parent immediately prior to the Closing shall resign immediately following the election of the new directors, and all of the persons serving as officers of Parent immediately prior to the Closing shall resign immediately following the appointment of the new officers, all subject to compliance with Rule 14f-1 promulgated under the Exchange Act. Subject to applicable law, Parent, with the assistance of the Company, has taken or shall take all action reasonably requested by the Company, but consistent with the certificate of incorporation and bylaws of Parent, that is reasonably necessary to effect any such election or appointment of the designees of the Company to Parent’s Board of Directors, including mailing to Parent’s stockholders an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder at least 10 days prior to the Effective Time. The Company has supplied Parent all information with respect to it and its nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1.

(c)       The provisions of this Section 1.9 are in addition to and shall not limit any rights which the Company or any of its Affiliates may have as a holder or beneficial owner of shares of capital stock of Parent as a matter of law with respect to the election of directors or otherwise. The newly-appointed directors and officers of Parent shall hold office for the term specified in, and subject to the provisions contained in, the certificate of incorporation and bylaws of Parent and applicable law.

1.10       Certificate of Incorporation and Bylaws. The Surviving Corporation or Parent may make any necessary filings in the State of Delaware as shall be necessary or appropriate to effectuate or carry out fully the purpose of this Section 1.10:

(a)       the certificate of incorporation of the Surviving Company shall be amended in its entirety to read as set forth in the certificate of incorporation of the Acquisition Subsidiary in effect immediately prior to the Effective Time;

(b)       the bylaws of the Acquisition Subsidiary in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until duly amended or repealed;

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(c)       the certificate of incorporation of the Parent in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Parent until duly amended or repealed; and

(d)       the bylaws of the Parent in effect immediately prior to the Effective Time shall be the bylaws of the Parent until duly amended or repealed.

1.11       No Further Rights. From and after the Effective Time, no shares of Company Stock shall be deemed to be outstanding, and holders of Company Stock, certificated or uncertificated, shall cease to have any rights with respect thereto, except as provided herein or by applicable Law, other than the right to receive Parent Common Stock in connection with the Merger.

1.12       Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Stock shall thereafter be made. If, after the Effective Time, Company Stock Certificates are presented to the Parent or the Surviving Corporation, they shall be cancelled and exchanged for Merger Shares in accordance with Section 1.5, subject to the provisions hereof and applicable Law in the case of Dissenting Shares.

1.13       Exemption from Registration; Rule 144.

(a)       The Parent and the Company intend that the shares of Parent Common Stock to be issued pursuant to Sections 1.5 and 1.8 hereof or upon exercise of Parent Options granted pursuant to Section 1.8 hereof, will be issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, Regulation S promulgated by the SEC and/or Rule 701 of the Securities Act and that all recipients of such shares of Parent Common Stock shall either be (i) “accredited investors” or not “U.S. Persons” as such terms are defined in Regulation D and Regulation S, respectively, or, within the meaning of Rule 701 of the Securities Act, (ii) were employees or directors of the Company, its parent or its majority-owned subsidiaries or were consultants who were natural persons and who provided bona fide services to the Company, its parent or its majority-owned subsidiaries (provided that such services were not in connection with the offer or sale of securities in a capital raising transaction and did not directly or indirectly promote or maintain a market for the Company’s securities), and, in each case, who received Parent Common Stock or Parent Options pursuant to a compensatory benefit plan, or are family members of employees, directors or consultants who acquired such securities by gift or domestic relations orders, or (iii) persons other than those described in the foregoing clauses (i) or (ii), provided that the number of such persons described in this clause (iii) shall not exceed thirty-five (35). The shares of Parent Common Stock to be issued pursuant to Section 1.5 hereof or upon exercise of Parent Options granted pursuant to Section 1.8 hereof, will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be offered, sold, pledged, assigned or otherwise transferred unless (A) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (B) an exemption from such registration exists and either the Parent receives an opinion of counsel to the holder of such securities, which counsel and opinion are satisfactory to the Parent, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws, or the holder complies with the requirements of Regulation S, if applicable; and the certificates representing such shares of Parent Common Stock will bear an appropriate legend and restriction on the books of the Parent’s transfer agent to that effect.

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(b)       The Parent is a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company acknowledges that pursuant to Rule 144(i), securities issued by a former shell company (such as the Merger Shares) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Parent (i) is no longer a shell company; and (ii) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Parent is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the Merger Shares cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

1.14       Certain Tax Matters. Each of the Parties shall use its reasonable best efforts to cause the Merger and Conversion to qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Merger and Conversion to fail to qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. The Parties intend to report and, except to the extent otherwise required by a “final determination” within the meaning of Section 1313(a) of the Code, shall report (including, without limitation, on all applicable United States, state, local or foreign government reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes (collectively, “Tax Returns”) and in connection with any Tax audit), for all tax purposes, the Merger and Conversion as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. For purposes of this Agreement, “Taxes” means all taxes or levies or other similar assessments or liabilities in the nature of a tax, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent that the statements contained in this ARTICLE II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Parent on the date hereof (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE II; and to the extent that it is reasonably apparent from the context thereof that such disclosure also applies to any other numbered paragraph contained in this ARTICLE II, the disclosures in any numbered paragraph of the Company Disclosure Schedule shall qualify such other corresponding numbered paragraph in this ARTICLE II. For purposes of this ARTICLE II, the phrase “to the knowledge of the Company” or any phrase of similar import shall be deemed to refer to the actual knowledge of any officer of the Company as well as any other knowledge which such person would have possessed had such person made reasonable inquiry of directors and key employees of the Company and the accountants and attorneys of the Company.

2.1       Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company is not in default under or in violation of any provision of its certificate of incorporation, as amended to date, or its bylaws, as amended to date, or under any Material Contract (as defined below), except where such default or violation would not be reasonably expected to have a Company Material Adverse Effect. For purposes of this Agreement, “Company Material Adverse Effect” means a material adverse effect on the assets, business, financial condition or results of operations of the Company.

2.2       Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 40,700,000 shares of Company Common Stock and 33,099,578 shares of Company Preferred Stock, of which 3,094,744 authorized shares of Company Preferred Stock are designated as Series A Preferred Stock, 19,528,622 authorized shares of Company Preferred Stock are designated as Series A1 Preferred Stock and 10,476,182 authorized shares of Company Preferred Stock are designated as Series A2 Preferred Stock. As of the date of this Agreement, and without giving effect to the transactions contemplated by this Agreement or any of the other Transaction Documentation, 2,895,994 shares of Company Common Stock are issued and outstanding and 32,706,307 shares of Preferred Stock are issued and outstanding, of which 2,892,193 shares are shares of Series A Preferred Stock, 19,345,272 shares are Series A1 Preferred Stock and 10,468,842 shares are Series A2 Preferred Stock. No other shares of Company Stock are issued and outstanding, and no shares of Company Stock are held in the treasury of the Company. As of the date hereof, the Company also has issued and outstanding Notes having an aggregate principal amount of $12,759,563.13, convertible (together with accrued interest at the time of conversion) into approximately 2,739,705 shares of Company Common Stock prior to the Closing. As of the date of this Agreement and as of immediately prior to the Effective Time, there are and will be outstanding, options to purchase shares of Company Common Stock as set forth on Section 2.2 of the Company Disclosure Schedule (“Company Options”) and shares of Company Common Stock that are or have been subject to vesting or forfeiture or repurchase by the Company as set forth on Section 2.2 of the Company Disclosure Schedule (“Company Restricted Stock”). As of the date of this Agreement and as of immediately prior to the Effective Time, there will be no outstanding warrants to purchase shares of Company Stock (“Company Warrants”). Section 2.2 of the Company Disclosure Schedule sets forth a complete and accurate list of (a) all stockholders of the Company, indicating the number and class of Company Stock held by each stockholder, (b) all stock option plans and other stock or equity-related plans of the Company (“Company Equity Plans”) and the number of shares of Company Common Stock remaining available for future awards thereunder, (c) all outstanding Company Options, indicating (i) the holder thereof, (ii) the number of shares of Company Common Stock subject to each Company Option, (iii) the exercise price, date of grant, vesting schedule and expiration date for each Company Option, and (iv) any terms regarding the acceleration of vesting, and (d) all outstanding debt convertible into Company Stock, indicating the outstanding amounts thereon as of the date hereof. All of the issued and outstanding shares of Company Stock are, and all shares of Company Common Stock that may be issued upon exercise of Company Options or conversion of convertible debt will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and, effective as of the Effective Time, free of all preemptive rights, and have been or will be issued in accordance with applicable laws, including but not limited to, the Securities Act. Other than the Company Options and convertible debt listed in Section 2.2 of the Company Disclosure Schedule, or as contemplated by the Private Placement Offering, there are no outstanding or authorized options, warrants, securities, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of Company Stock or pursuant to which any outstanding Company Stock is subject to vesting. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Other than as listed in Section 2.2 of the Company Disclosure Schedule, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. All of the issued and outstanding shares of Company Stock were issued in compliance with applicable securities laws.

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2.3       Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the Transaction Documentation to which it is a party, and, subject to the adoption of this Agreement and (a) the approval of the Merger by the vote of stockholders of the Company required by Delaware law and (b) the approvals and waivers set forth in Section 2.3 of the Company Disclosure Schedule (collectively, the “Company Consents”), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the board of directors of the Company (i) determined that the Merger is fair and in the best interests of the Company and the Company Stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware Act, and (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming it is a valid and binding obligation of the Parent and the Acquisition Subsidiary, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

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2.4       Non-contravention. Subject to the receipt of Company Consents and the filing of the Certificate of Merger as required by the Delaware Act, neither the execution and delivery by the Company of this Agreement or the Transaction Documentation to which it is a party, nor the consummation by the Company of the transactions contemplated hereby or thereby will (a) conflict with or violate any provision of the certificate of incorporation or bylaws of the Company, as amended to date, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such permits, authorizations, consents and approvals as to which the failure to obtain or make the same would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject, except, in the case of the foregoing clause (c), for any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or any notice, consent or waiver the absence of which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any security interest upon any material assets of the Company or (e) violate any federal, state, local, municipal, foreign, international, multinational, Governmental Entity or other constitution, law, statute, ordinance, principle of common law, rule, regulation, code, governmental determination, order, writ, injunction, decree, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S., including Tax and U.S. antitrust laws (collectively, “Laws”) applicable to the Company.

2.5       Subsidiaries. The Company does not have, and on the Effective Date, will not have, any subsidiaries, nor does it have any direct or indirect interest in any other business entity.

2.6       Compliance with Laws. The Company:

(a)       and the conduct and operations of its, are in compliance with each Law applicable to the Company or any of its properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(b)       has complied with all federal and state securities laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(c)       has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation or, within the past two years, the subject of any threat of material litigation; and

(d)       is not and has not, and the officers and directors of the Company are not and have not in their capacity as an officer or director of the Company, as applicable, been the subject of any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person or alleging a violation of securities laws.

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2.7       Financial Statements. The Company has provided or made available to the Parent: (a) the audited consolidated balance sheet of the Company (the “Company Balance Sheet”) at December 31, 2016 (the “Company Balance Sheet Date”), and the related consolidated statements of operations and cash flows for the years ended December 31, 2016 and 2015 (collectively, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except in each case as described in the notes thereto), and fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and comply as to form with the applicable rules and regulations of the SEC for inclusion of such Company Financial Statements in the Parent’s filings with the SEC as required by the Exchange Act.

2.8       Absence of Certain Changes. Since the Company Balance Sheet Date, to the knowledge of the Company, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect.

2.9       Undisclosed Liabilities. To the knowledge of the Company, the Company has no liability (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company Balance Sheet, (b) liabilities not exceeding $100,000 in the aggregate that have arisen since the Company Balance Sheet Date in the ordinary course of business, (c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet, and (d) liabilities under this Agreement.

2.10       Contracts. Each Material Contract (as defined below) of the Company is a legal, valid, binding and enforceable obligation of the Company and in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity whether applied in a court of law or a court of equity; and (ii) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such Material Contract, except for any breach, violation or default that has not had and would not reasonably be anticipated to have a Company Material Adverse Effect. For purposes of this Section 2.10, a “Material Contract” is a material contract as defined by Item 601(b)(10) of Regulation S-K.

2.11       Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or, to the Company’s knowledge, threatened against the Company which (a) seeks either damages in excess of $100,000 individually or $500,000 in the aggregate, (b) if determined adversely to the Company, would have or be reasonably anticipated to have, individually or in the aggregate, a Company Material Adverse Effect or (c) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

2.12       Brokers’ Fees. Other than as set forth on Section 2.12 of the Company Disclosure Schedule, the Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.13       Books and Records. The minute books and other similar records of the Company made available to the Parent contain, in all material respects, complete and accurate records in all material respects of all actions taken at any meetings of the Company’s stockholders, board of directors or any committees thereof and of all written consents executed in lieu of the holding of any such meetings.

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2.14       Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed or made available to the Parent all material information relating to the business of the Company or the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARENT
AND THE ACQUISITION SUBSIDIARY

The Parent represents and warrants to the Company that the statements contained in this ARTICLE III are true and correct, except as set forth in the disclosure schedule provided by the Parent to the Company on the date hereof (the “Parent Disclosure Schedule”). The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE III; and to the extent that it is reasonably apparent from the context thereof that such disclosure also applies to any other numbered paragraph contained in this ARTICLE III, the disclosures in any numbered paragraph of the Parent Disclosure Schedule shall qualify such other corresponding numbered paragraph in this ARTICLE III. For purposes of this ARTICLE III, the phrase “to the knowledge of the Parent” or any phrase of similar import shall be deemed to refer to the actual knowledge of any director or executive officer of the Parent as well as any other knowledge which such person would have possessed had such person made reasonable inquiry of directors and key employees of the Parent and the accountants and attorneys of the Parent.

3.1       Organization, Qualification and Corporate Power. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Parent is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect (as defined below). The Parent has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Parent has furnished or made available to the Company complete and accurate copies of its certificate or articles of incorporation and bylaws. Neither the Parent nor the Acquisition Subsidiary is in default under or in violation of any provision of its certificate or articles of incorporation, as amended to date, its bylaws, as amended to date, or any mortgage, indenture, lease, license or any other agreement or instrument referred to in Section 3.15 or 3.16, except where such default or violation would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, “Parent Material Adverse Effect” means a material adverse effect on the assets, business, financial condition, or results of operations of the Parent and its subsidiaries, taken as a whole.

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3.2       Capitalization. As of immediately prior to the Effective Time, but prior to giving effect to the issuance of the Merger Shares or the shares to be issued in the Private Placement Offering, or to the Stock Purchase Agreement (as defined below), the authorized capital stock of the Parent will consist of 100,000,000 shares of Parent Common Stock, $0.0001 par value per share, of which 5,000,000 shares will be issued and outstanding, and 10,000,000 shares of preferred stock, $0.0001 par value per share, of which no shares will be outstanding. The names of the holders of Parent Common Stock prior to the Effective Time are set forth in the Stock Purchase Agreement. All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive, anti-dilution and similar rights and have been issued in accordance with applicable laws, including, but not limited to, the Securities Act. Except as expressly contemplated by the Transaction Documentation or as described in Section 3.2 of the Parent Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent is a party or which are binding upon the Parent providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Parent. Except as contemplated by the Transaction Documentation, there are no agreements to which the Parent is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. There are no agreements among other parties, to which the Parent is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. All of the issued and outstanding shares of Parent Common Stock were issued in compliance with applicable federal and state securities laws. The Merger Shares to be issued at the Closing pursuant to Section 1.5 hereof, when issued and delivered in accordance with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws.

3.3       Authorization of Transaction. Each of the Parent and the Acquisition Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Parent and the Acquisition Subsidiary of this Agreement and the agreements contemplated hereby and thereby (collectively, the “Transaction Documentation”) to which it is a party, and the consummation by the Parent and the Acquisition Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Parent and the Acquisition Subsidiary, respectively. Each of the documents included in the Transaction Documentation has been duly and validly executed and delivered by the Parent or the Acquisition Subsidiary, as the case may be, and, assuming it is a valid and binding obligation of the Company, and constitutes a valid and binding obligation of the Parent or the Acquisition Subsidiary, as the case may be, enforceable against them in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

3.4       Noncontravention. Subject to the filing of the Certificate of Merger as required by the Delaware Act, neither the execution and delivery by the Parent or the Acquisition Subsidiary, as the case may be, of this Agreement or the Transaction Documentation to which it is a party, nor the consummation by the Parent or the Acquisition Subsidiary, as the case may be, of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the organizational documents or bylaws of the Parent or the Acquisition Subsidiary, as the case may be, (b) require on the part of the Parent or the Acquisition Subsidiary, as the case may be, any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than filing of Form D with the SEC and any applicable state securities filings with respect to the offering of the Merger Shares, which will be completed by Parent following the Effective Time, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Parent or the Acquisition Subsidiary, as the case may be, is a party or by which either is bound or to which any of their assets are subject, except, in the case of the foregoing clauses (b) and (c), for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any security interest upon any assets of the Parent or the Acquisition Subsidiary or (e) violate any Laws applicable to the Parent or the Acquisition Subsidiary.

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3.5       Subsidiaries.

(a)       The Parent has no subsidiaries, nor does it have any direct or indirect interest in any other business entity (a “Subsidiary”) other than the Acquisition Subsidiary. The Acquisition Subsidiary is an entity duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its organization. The Acquisition Subsidiary was formed solely to effectuate the Merger and has not conducted any business operations since its organization. The Company has, through its counsel, acted as an accommodation to Parent in preparing the charter, bylaws or other organizational documents of the Acquisition Subsidiary and effected the filing of the charter and initial issuance of shares of common stock to the Parent. The Acquisition Subsidiary has no assets other than minimal paid-in capital, has no liabilities or other obligations, and is not in default under or in violation of any provision of its charter, bylaws or other organizational documents. All of the issued and outstanding shares of capital stock of the Acquisition Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of the Acquisition Subsidiary are owned by the Parent free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent or the Acquisition Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of the Parent or the Acquisition Subsidiary (except as contemplated by this Agreement). There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Acquisition Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Acquisition Subsidiary.

(b)       At all times from November 16, 2007 (inception) through the date of this Agreement, the business and operations of the Parent have been conducted exclusively through the Parent.

(c)       The Parent does not control directly or indirectly or have any direct or indirect participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Subsidiary.

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3.6       SEC Reports and Prior Registration Statement Matters. Since the filing of Parent’s Registration Statement on Form 10 on February 1, 2008 (the “Parent Form 10”), Parent has filed and, for the prior two years preceding the date hereof, has timely filed (or has been deemed to have timely filed pursuant to Rule 12b-25 under the Exchange Act) all reports, forms and documents that it was required to file with the SEC pursuant to the Exchange Act (together with the Parent Form 10, the “Parent Previous Filings”). Parent shall notify the Company immediately and in writing of the filing of any additional forms, reports or documents with the SEC by Parent after the date hereof and prior to the Effective Time, provided that Company is aware that the Parent will timely file a Form 8-K Current Report with respect to the execution and delivery of this Agreement (together with the Parent Previous Filings, the “Parent SEC Filings”). The Parent has furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, which contained audited balance sheets of the Parent as of December 31, 2016, and the related statements of operation, changes in shareholders’ equity and cash flows for the two years then ended; and (b) Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2016, June 30, 2016 and March 31, 2016, and (c) all other reports filed by the Parent under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC (such reports, together with the Parent Previous Filings, are collectively referred to herein as the “Parent Reports”). The Parent Reports constitute all of the documents required to be filed or furnished by the Parent with the SEC, including under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act. Parent has filed and for the prior two years preceding the date hereof, has timely filed (or has been deemed to have timely filed pursuant to Rule 12b-25 under the Exchange Act) and made publicly available on the SEC’s EDGAR system, and the Company may rely upon, all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act and (ii) Section 906 of the Sarbanes Oxley Act of 2002 with respect to any documents filed with the SEC. The Parent is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Parent Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the Parent Reports. As of their respective dates, the Parent Reports, including any financial statements, schedules or exhibits included or incorporated by reference therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries of Parent is required to file or furnish any forms, reports or other documents with the SEC. No order suspending the effectiveness of any registration statement of Parent under the Securities Act or the Exchange Act has been issued by the SEC and, to Parent’s knowledge, no proceedings for that purpose have been initiated or threatened by the SEC. Since the most recent filing of such certifications and statements, there have been no significant changes in Parent’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), or in other factors that could significantly affect its disclosure controls and procedures. The Parent has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Parent, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.

3.7       Compliance with Laws. Each of the Parent and its Subsidiaries:

(a)       and the conduct and operations of their respective businesses, are in compliance in all material respects with each Law applicable to the Parent, any Subsidiary of the Parent or any of their properties or assets;

(b)       has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, and all prior issuances of its securities have been either registered under the Securities Act or exempt from registration;

(c)       has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation or, within the past three years, the subject of any threat of material litigation;

(d)       has not, and the past and present officers, directors and Affiliates of the Parent have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

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(e)       is not and has not, and the past and present officers, directors and Affiliates of the Parent are not and have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or Affiliates are the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person or alleging a violation of securities laws;

(f)       except as set forth in Section 3.7(e) of the Parent Disclosure Schedule, does not and will not on the Closing, have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable, exclusive of professional fees and expenses related to the Merger and Private Placement Offering transactions, including brokers’ fees, and is not a party to any executory agreements; and

(g)       is not a “blank check company” as such term is defined by Rule 419 of the Securities Act, except for Parent which is a “blank check company.”

3.8       Financial Statements. The audited financial statements and unaudited interim financial statements of the Parent included in the Parent Reports (collectively, the “Parent Financial Statements”) (a) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (b) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (c) fairly present in all material respects the financial condition, results of operations and cash flows of the Parent as of the respective dates thereof and for the periods referred to therein, and (d) are consistent in all material respects with the books and records of the Parent. There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

3.9       Absence of Certain Changes. Since the date of the balance sheet contained in the most recent Parent Report, Parent has conducted its business only in the ordinary course consistent with past practice, and there has not occurred or been entered into, as the case may be, (a) any event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Parent Material Adverse Effect, (b) event that would reasonably be expected to prevent or materially delay the performance of Parent’s obligations pursuant to this Agreement, (c) any material change by Parent in its accounting methods, principles or practices, (d) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of Parent or any redemption, purchase or other acquisition of any of Parent’s securities, (e) any increase in the compensation or benefits payable or to become payable to any officers or directors of Parent or the Acquisition Subsidiary or establishment or modification of any compensatory plan of Parent, (f) any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by Parent, (g) any amendment to the certificate of incorporation or bylaws of Parent, (h) any capital expenditures by Parent, purchase, sale, assignment or transfer of any material assets by Parent, mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of Parent, except for liens for Taxes not yet due and such other liens, encumbrances, restrictions or charges, or cancellation, compromise, release or waiver by Parent of any rights of material value or any material debts or claims, (i) any incurrence by Parent of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice (which liabilities are not material, individually or in the aggregate), (j) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Parent, (k) entry by Parent into any agreement, contract, lease or license, (l) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which Parent is a party or by which any of them is bound, (m) entry by Parent into any loan or other transaction with any officers, directors or employees of Parent, (n) any charitable or other capital contribution by Parent or pledge therefore, (o) entry by Parent into any transaction of a material nature, or (p) any negotiation or agreement by Parent to do any of the things described in the preceding clauses (a) through (p), other than activities in connection with the Transaction and the Stock Purchase Agreement, and (q) neither the Parent nor the Acquisition Subsidiary has taken any of the actions set forth in paragraphs (a) through (m) of Section 4.6.

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3.10       Undisclosed Liabilities. None of the Parent and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet contained in the most recent Parent Report, (b) liabilities which have arisen since the date of the balance sheet contained in the most recent Parent Report in the ordinary course of business which do not exceed $25,000 in the aggregate and (c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet.

3.11       Off-Balance Sheet Arrangements. Neither the Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Parent and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Parent or any of its Subsidiaries in the Parent’s or such Subsidiary's published financial statements or other Parent Reports.

3.12       Tax Matters.

(a)       Each of the Parent and its Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Neither the Parent nor any of its Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which the Parent was the common parent. Each of the Parent and its Subsidiaries has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Parent and its Subsidiaries for tax periods through the date of the balance sheet contained in the most recent Parent Report do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on such balance sheet. Neither the Parent nor any of its Subsidiaries has any liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Parent or any of its Subsidiaries during a prior period) other than the Parent and its Subsidiaries. All Taxes that the Parent or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Parent or its Subsidiaries.

(b)       The Parent has delivered or made available to the Company complete and accurate copies of all federal and state income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Parent or any of its Subsidiaries since December 31, 2013. No examination or audit of any Tax Return of the Parent or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of the Parent, threatened or contemplated. Neither the Parent nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that the Parent or its Subsidiaries was required to file any Tax Return that was not filed. Neither the Parent nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

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(c)       Neither Parent nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, including any adjustment pursuant to Code Sections 481 or 263A (or any corresponding or similar provision of state, local or foreign Law); (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. Law) executed on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount or any other income eligible for deferral under the Code or Treasury Regulations promulgated thereunder (including, without limitation, pursuant to Sections 455 or 456 of the Code, Treasury Regulations Section 1.451-5 and Revenue Procedure 2004-34, 2004-33 I.R.B. 991) received on or prior to the Closing Date; (vi) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. income Tax Law); (vii) election made under Section 108(i) of the Code prior to the Closing or (viii) any similar election, action, or agreement that would have the effect of deferring any liability for Taxes of the Company Entities from any period ending on or before the Closing Date to any period ending after such date.

(d)       Neither Parent nor any of its Subsidiaries has participated in any “listed transaction,” as defined in Section 6706A(c)(2) of the Code and Treasury Regulations Sections 1.6011-4(b)(2).

(e)       The aggregate adjusted tax basis of the assets of Parent and the Acquisition Subsidiary is not more than $25,000.00.

3.13       Assets. Each of the Parent and the Acquisition Subsidiary owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Parent or the Acquisition Subsidiary (tangible or intangible) is subject to any security interest.

3.14       Owned Real Property. Parent does not own, lease or use any real property.

3.15       Reserved.

3.16       Contracts. Except for this Agreement, the agreements to be executed by Parent that are included as exhibits to this Agreement, and the agreements set forth on Schedule 3.16 of the Parent Disclosure Schedule, Parent is not a party to any contract, agreement, arrangement or other understanding, whether written or oral, which is currently in effect, and which relates to Parent or its business. All agreements or commitments set forth on Schedule 3.16 of the Parent Disclosure Schedule shall either be cancelled or satisfied at the Effective Time.

3.17       Reserved.

3.18       Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Parent or any of its Subsidiaries.

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3.19       Insurance. Parent does not own or maintain any insurance policies, nor is any insurance necessary for the operation of its business.

3.20       Reserved.

3.21       Litigation. As of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Parent’s knowledge, threatened against the Parent or any Subsidiary of the Parent and there is no reasonable basis for any proceeding, claim, action or governmental investigation directly or indirectly involving Parent, Acquisition Subsidiary, or Parent’s officers, directors or employees, in their capacities as such, individually or in the aggregate. Neither Parent nor Acquisition Subsidiary are party to any order, judgment or decree issued by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

3.22       Employees.

(a)       The Parent and the Subsidiaries of the Parent have no employees.

(b)       Neither the Parent nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Parent has no knowledge of any organizational effort made or threatened, either currently or since the date of organization of the Parent, by or on behalf of any labor union with respect to the service providers of the Parent or any of its Subsidiaries. Each individual providing services to the Parent or any of its Subsidiaries has been properly classified as an employee or a non- employee service provider with respect to each such entity for all purposes under applicable law. No current or former employee, consultant or director of Parent or the Acquisition Subsidiary owes any indebtedness to Parent, the Acquisition Subsidiary or their Affiliates.

3.23       Employee Benefits. Neither the Parent nor any of its Subsidiaries or ERISA Affiliates maintains, sponsors or contributes to or in the past has maintained, sponsored or contributed to any Employee Benefit Plan or multiemployer plan (each capitalized term in this sentence as defined in Section 4001(a)(3) of ERISA). Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement shall, individually or in the aggregate, (a) result in any payment becoming due to any officer, employee, consultant or director of Parent or the Acquisition Subsidiary, (b) increase or modify any benefits otherwise payable by Parent or the Acquisition Subsidiary to any employee, consultant or director of Parent or the Acquisition Subsidiary, or (c) result in the acceleration of time of payment or vesting of any such benefits.

3.24       Environmental Matters.

(a)       Each of the Parent and its Subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. There is no pending or, to the knowledge of the Parent, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Parent or any of its Subsidiaries, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)       The Parent has no environmental reports, investigations or audits relating to premises currently or previously owned or operated by the Parent or any of its Subsidiaries (whether conducted by or on behalf of the Parent or its Subsidiaries or a third party, and whether done at the initiative of the Parent or any of its Subsidiaries or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Parent has possession of or access to.

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(c)       To the knowledge of the Parent, there is no material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Parent or any of its Subsidiaries.

(d)       For purposes of this Agreement, “Environmental Law” means any Law relating to the environment, including without limitation any Law pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) the reclamation of mines; (viii) health and safety of employees and other persons; and (ix) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

3.25       Permits. Parent has no licenses, permits and certificates from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety), and none are necessary to its operations and business.

3.26       Certain Business Relationships with Affiliates. No Affiliate of the Parent or of any of its Subsidiaries (a) owns any property or right, tangible or intangible, which is used in the business of the Parent or any of its Subsidiaries, (b) has any claim or cause of action against the Parent or any of its Subsidiaries, or (c) owes any money to, or is owed any money by, the Parent or any of its Subsidiaries except as disclosed in the Parent Previous Filings.

3.27       Tax-Free Reorganization.

(a)       The Parent (i) is not an “investment company” as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no present plan or intention to liquidate the Surviving Corporation or to merge the Surviving Corporation with or into any other corporation or entity, or to sell or otherwise dispose of the stock of the Surviving Corporation which the Parent will acquire in the Merger, or to cause the Surviving Corporation to sell or otherwise dispose of its assets, all except in the ordinary course of business or if such liquidation, merger or disposition is described in Section 368(a)(2)(C) or Treasury Regulation Section 1.368-2(d)(4) or Section 1.368-2(k); and (iii) has no present plan or intention, following the Merger, to issue any additional shares of stock of the Surviving Corporation or to create any new class of stock of the Surviving Corporation.

(b)       The Acquisition Subsidiary is a wholly-owned subsidiary of the Parent, formed solely for the purpose of engaging in the Merger, and will carry on no business prior to the Merger.

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(c)       Immediately prior to the Merger, the Parent will be in control of Acquisition Subsidiary within the meaning of Section 368(c) of the Code.

(d)       The Parent has no present plan or intention to reacquire any of the Merger Shares.

(e)       The Acquisition Subsidiary will have no liabilities assumed by the Surviving Corporation and will not transfer to the Surviving Corporation any assets subject to liabilities in the Merger.

(f)       Parent conducts no activities other than activities related to maintaining its legal and/or corporate existence, its status as a “shell company” as defined in Rule 12b-2 under the Exchange Act and holding the capital stock of Acquisition Subsidiary and any related accounting, legal, financial, administrative, tax and other similar activities related to such matters.

(g)       Parent does not hold any property and does not have any tax attributes immediately prior to the Merger, other than a de minimis amount of assets to facilitate its organization or maintain its legal existence and tax attributes related to holding those assets.

(h)       the Parent has not made purchases of its own stock described in Code Section 1202(c)(3)(B) during the one (1) year period preceding the Closing Date, except for purchases that are disregarded for such purposes under Treasury Regulation Section 1.1202-2.

3.28       Brokers’ Fees. Neither the Parent nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.29       Disclosure. No representation or warranty by the Parent or the Acquisition Subsidiary contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Parent or the Acquisition Subsidiary pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Parent has disclosed to the Company all material information relating to the business of the Parent or any of its Subsidiaries or the transactions contemplated by this Agreement.

3.30       Interested Party Transactions. To the knowledge of the Parent, no officer, director or stockholder of the Parent or any “affiliate” (as such term is defined in Rule 12b-2 under the Exchange Act) (each, an “Affiliate”) or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such person currently has or has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Parent or any of its Subsidiaries or (ii) purchases from or sells or furnishes to the Parent or any of its Subsidiaries any goods or services, or (b) other than as disclosed in the Parent Previous Filings, a beneficial interest in any contract or agreement to which the Parent or any of its Subsidiaries is a party or by which it may be bound or affected. Except as set forth in the Parent Previous Filings, Parent is not indebted to any officer, director or stockholder of the Parent or any “affiliate” or “associate” of any such person (each such person, a “Parent Insider”) (except for reimbursement of ordinary business expenses) and no Parent Insider is indebted to Parent (except for cash advances for ordinary business expenses), all of which shall be paid or cancelled immediately at or prior to the Effective Time by Parent’s stockholders. Neither the Parent nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Parent or any of its Subsidiaries.

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3.31       Accountants. There are have been no non-audit services performed by LWBJ, LLP (the “Parent Auditor”) for the Parent and/or any of its Subsidiaries, and Parent has not taken any action or failed to take any action that would reasonably be expected to impair the independence of the Parent Auditor. The report of the Parent Auditor on the financial statements of the Parent for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles, although it did express uncertainty as to the Parent’s ability to continue as a going concern. During the Parent’s most recent fiscal year and the subsequent interim periods, there were no disagreements with the Parent Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred with respect to the Parent Auditor.

3.32       Minute Books. The minute books and other similar records of the Parent and each of its Subsidiaries contain, in all material respects, complete and accurate records of all actions taken at any meetings of directors (or committees thereof) and stockholders or actions by written consent in lieu of the holding of any such meetings since the time of organization of each such corporation through the date of this Agreement. The Parent has provided true and complete copies of all such minute books and other similar records to the Company’s representatives.

3.33       Board Action. The Parent’s Board of Directors (a) has unanimously determined that the Merger is advisable and in the best interests of the Parent’s stockholders and is on terms that are fair to such Parent stockholders, (b) has caused the Parent, in its capacity as the sole stockholder of the Acquisition Subsidiary, and the Board of Directors of the Acquisition Subsidiary, to approve the Merger and this Agreement by unanimous written consent, and (c) adopted this Agreement in accordance with the provisions of the Delaware Act.

3.34       Intellectual Property. Parent does not own or license the right to use any patents, copyrights, trademarks, know-how or software, and none are or ever have been necessary for the operation of its business. To Parent’s knowledge, Parent is not infringing, and has never infringed, upon the intellectual property or proprietary rights of any Person. There are no claims pending or, to Parent’s Knowledge, threatened alleging that Parent is currently infringing upon or using in an unauthorized manner or violating the intellectual or proprietary rights of any Person, and Parent is unaware of any facts which would form a reasonable basis for any such claim. Parent is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement or contract relating to intellectual property.

3.35       Investment Company. None of Parent or Acquisition Subsidiary is as of the date of this Agreement, nor upon the Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

3.36       Foreign Corrupt Practices Act . Neither the Parent nor its Subsidiaries, nor to the Parent’s knowledge, any agent or other person acting on behalf of the Parent or its Subsidiaries, has: (a) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Parent is aware) which is in violation of law or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

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3.37       No Integrated Offering . Neither Parent nor any Affiliates of Parent, nor any Person acting on the behalf of any of the foregoing, has, directly or indirectly, (a) made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the shares of Parent Common Stock issuable pursuant to this Agreement under the Securities Act or cause this offering of such shares of Parent Common Stock to be integrated with prior offerings by Parent for purposes of the Securities Act or any applicable shareholder approval requirements of any authority, or (b) made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the shares to be issued in the Private Placement Offering under the Securities Act or cause Private Placement Offering to be integrated with prior offerings by the Parent for purposes of the Securities Act.

3.38       No General Solicitation . Neither the Parent, nor any of its Affiliates, nor, to the knowledge of the Parent, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the shares to be issued in the Private Placement Offering.

3.39       Application of Takeover Provisions . Parent and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar takeover, anti-takeover, moratorium, fair price, interested shareholder or similar provision under the certificate of incorporation of Parent or the laws of the State of Delaware to the transactions contemplated hereby, including the Merger and Parent’s issuance of shares of Parent Common Stock to the stockholders of the Company. Parent has never adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Parent Common Stock or a change in control of Parent.

ARTICLE IV
COVENANTS

4.1       Closing Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable in light of the circumstances (“Reasonable Best Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (a) its representations and warranties remain true and correct in all material respects through the Closing Date and (b) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

4.2       Governmental and Third-Party Notices and Consents.

(a)       Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement. The Company acknowledges it will cause Parent, following the Effective Time, to timely complete all filings with the SEC and individual states required by Regulation D under the Securities Act with respect to the issuance of the Merger Shares and in connection with the Private Placement Offering.

(b)       The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, if any, as are required to be listed in Section 2.4 of the Company Disclosure Schedule.

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4.3       Super 8-K. Promptly after the execution of this Agreement, the Parties shall complete a Current Report on Form 8-K relating to this Agreement and the transactions contemplated hereby (including the “Form 10 information” required by Items 2.01(f) and 5.01(a)(8) of Form 8-K and the financial statements required thereby) (the “Super 8-K”). Each of the Company and the Parent shall use its Reasonable Best Efforts to cause the Super 8-K to be filed with the SEC within four Business Days of the execution of this Agreement and to otherwise comply with all requirements of applicable federal and state securities laws.

4.4       Operation of Company Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the ordinary course of business.

4.5       Access to Company Information.

(a)       During the period from the date of this Agreement to the Effective Time, the Company shall permit representatives of the Parent to have reasonable access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company.

(b)       The Parent and each of its Subsidiaries (i) shall treat and hold as confidential any Company Confidential Information (as defined below), (ii) shall not use any of the Company Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Company Confidential Information” means any information of the Company that is furnished to the Parent or any of its Subsidiaries by the Company in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Parent, any of its Subsidiaries or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Parent, any of its Subsidiaries or their respective directors, officers, or employees, (C) which the Parent or any of its Subsidiaries knew or to which the Parent or any of its Subsidiaries had access prior to disclosure, as demonstrated by competent evidence, provided that the source of such information is not known by the Parent or any of its Subsidiaries to be bound by a confidentiality obligation to the Company, or (D) which the Parent or any of its Subsidiaries rightfully obtains from a source other than the Company, provided that the source of such information is not known by the Parent or any of its Subsidiaries to be bound by a confidentiality obligation to the Company.

4.6       Operation of Parent Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Parent shall (and shall cause each of its Subsidiaries to) conduct its operations in the ordinary course of business and in material compliance with all Laws applicable to the Parent, any Subsidiary of the Parent or any of their properties or assets and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect and maintain its respective corporate books and records so that they continue to be complete and accurate records of all actions taken at any meetings of directors (or committees thereof) and stockholders or actions by written consent in lieu of the holding of any such meetings since the time of organization of each of the Parent and its Subsidiaries (as applicable) through the Effective Time. Without limiting the generality of the foregoing, prior to the Effective Time, the Parent shall not (and shall cause each of its Subsidiaries not to), without the written consent of the Company:

(a)       issue or sell, or redeem or repurchase, any stock or other securities of the Parent or any rights, warrants or options to acquire any such stock or other securities, except as contemplated by, and in connection with, the Merger and the Private Placement Offering;

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(b)       split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c)       create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d)       enter into, adopt or amend any Employee Benefit Plan (as defined in Section 4001(a)(3) of ERISA) or any employment or severance agreement or arrangement or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees, except as provided in Section 4.13;

(e)       acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary of the Parent or any corporation, partnership, association or other business organization or division thereof);

(f)       mortgage or pledge any of its property or assets or subject any such property or assets to any security interest;

(g)       discharge or satisfy any security interest or pay any obligation or liability other than in the ordinary course of business;

(h)       amend its charter, by-laws or other organizational documents (except as contemplated hereby);

(i)       change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j)       enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement;

(k)       institute or settle any Legal Proceeding;

(l)       take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Parent and/or the Acquisition Subsidiary set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Merger set forth in ARTICLE V not being satisfied; or

(m)       agree in writing or otherwise to take any of the foregoing actions.

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4.7       Access to Parent Information.

(a)       The Parent shall (and shall cause the Acquisition Subsidiary to) permit representatives of the Company to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Parent and the Acquisition Subsidiary) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to the Parent and the Acquisition Subsidiary.

(b)       The Company (i) shall treat and hold as confidential any Parent Confidential Information (as defined below), (ii) shall not use any of the Parent Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Parent all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Parent Confidential Information” means any information of the Parent or any Subsidiary of the Parent that is furnished to the Company by the Parent or its Subsidiaries in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Company or their respective directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Company or their respective directors, officers, or employees, (C) which the Company knew or to which the Company had access prior to disclosure, as demonstrated by competent evidence, provided that the source of such information is not known by the Company or any Company Subsidiary to be bound by a confidentiality obligation to the Parent or any Subsidiary of the Parent or (D) which the Company rightfully obtains from a source other than the Parent or a Subsidiary of the Parent, provided that the source of such information is not known by the Company or any Company Subsidiary to be bound by a confidentiality obligation to the Parent or any Subsidiary of the Parent.

4.8       Expenses. The costs and expenses of each Party (including legal fees and expenses of such Party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party that incurred such costs and expenses, unless otherwise agreed to by such Parties.

4.9       Indemnification.

(a)       The Parent shall not, and shall cause the Surviving Corporation not to, after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the certificate of incorporation or bylaws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable Law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

(b)       From and after the Effective Time, the Parent agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company (the “Indemnified Executives”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law (and the Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under Delaware law, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification).

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(c)       The provisions of this Section 4.9 shall survive the Closing and are intended to be for the benefit of, and enforceable by, each Indemnified Executive, and nothing in this Agreement shall affect any indemnification rights that any such Indemnified Executive may have under the certificate of incorporation or bylaws of the Company or any contract or instrument or applicable Law. Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 4.9 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Executive without the consent of such Indemnified Executive.

4.10       Quotation of Merger Shares. After the Effective Time, the Parent shall take whatever steps are necessary to cause the Merger Shares, and any shares of Parent Common Stock that may be issued pursuant to Sections 1.5 and 1.8 to be eligible for quotation on the OTC Markets or a national securities exchange within six months of the Closing Date.

4.11       Name Change. The Parent shall take all necessary steps, including the filing of a Certificate of Amendment to its Certificate of Incorporation to enable it to change its corporate name to Aerpio Pharmaceuticals, Inc. as of the Effective Time, if the Parent has not already done so prior to the Effective Time.

4.12       Parent Board; Amendment of Charter Documents. The Parent shall take such actions as are necessary (including the solicitation of approvals by the Board of Directors and the stockholders of the Parent), if the Parent has not already done so prior to the Effective Time, (a) to authorize the Parent’s Board of Directors to consist of eight (8) members, the majority of which shall be independent within the meaning of the Nasdaq Stock Market’s corporate governance rules, (b) to amend and restate its bylaws in a manner satisfactory to the Company, and (c) to amend and restate its certificate of incorporation in a manner satisfactory to the Company.

4.13       Equity Plans. As of the Effective Time, the Board of Directors of Parent shall (a) adopt the equity incentive plan attached hereto as Exhibit B-1 (the “2017 Plan”), and (b) take whatever steps are necessary to cause the Parent to assume the Company’s 2011 Equity Incentive Plan (the “Assumed Plan”). After such assumption, the 2017 Plan and the Assumed Plan shall provide for the issuance of awards covering an aggregate of up to 4,600,000 shares of Parent Common Stock (including all Parent Options issued upon assumption of Company Options ). In addition, as of the Effective Time, the Board of Directors and stockholders of Parent shall adopt the employee stock purchase plan attached hereto as Exhibit B-2 (the “Parent ESPP”) reserving for issuance of 300,000 shares of Parent Common Stock for purchases to be made thereunder.

4.14       Information Provided to Stockholders. The Company shall prepare, with the cooperation of the Parent, information to be sent to the holders of shares of Company Stock in connection with receiving their approval of the Merger, this Agreement and related transactions (including, without limitation, a substantially complete draft of the Super 8-K), and the Parent shall prepare, with the cooperation of the Company, information to be sent to the holders of shares of Parent Common Stock in connection with receiving their approval of the Merger, this Agreement and related transactions. The Parent and the Company shall each use Reasonable Best Efforts to cause information provided to such party’s stockholders to comply with applicable federal and state securities laws requirements. Each of the Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the information sent, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the information to be sent to the stockholders of each Party. The Company will promptly advise the Parent, and the Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or the Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the information sent in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law. The information sent by the Company shall contain the recommendation of the Board of Directors of the Company that the holders of shares of Company Stock approve the Merger and this Agreement and the conclusion of the Board of Directors of the Company that the terms and conditions of the Merger are advisable and fair and in the best interests of the Company and such holders. The information sent by the Parent shall contain the conclusion of the Board of Directors of the Parent that the terms and conditions of the Merger are advisable and fair and in the best interests of the Parent. Anything to the contrary contained herein notwithstanding, the Company shall not include in the information sent to its stockholders any information with respect to the Parent or its affiliates or associates, the form and content of which information shall not have been approved by such party in its reasonable discretion prior to such inclusion.

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4.15       Change in Auditors. The Parent shall provide the Parent Auditor with a copy of the Super 8-K and shall request that LWBJ furnish a letter (the “Auditor Letter”) addressed to the Securities and Exchange Commission stating whether LWBJ agrees with the statements made by the Parent in the Super 8-K.

4.16       Private Placement. Each of the Company and Parent shall take all necessary action on its part such that the issuance of the Merger Shares to Company stockholders is exempt from registration under the Securities Act.

4.17       No Solicitation . Unless and until this Agreement shall have been terminated pursuant to ARTICLE VII neither Parent nor its officers, directors, stockholders or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any Person or group of Persons concerning any merger, sale of capital stock (other than the Private Placement Offering), sale of substantial assets or other business combination; provided, however, that Parent may engage in such discussion and provide such non-public information (subject to obtaining confidentiality agreements) in response to an unsolicited proposal from an unrelated party if the Board of Directors of Parent determines, in good faith, after consultation with counsel, that the failure to engage in such discussions and provide such non-public information (subject to obtaining confidentiality agreements) may constitute a breach of the fiduciary or legal obligations of the Board of Directors of Parent. Parent will promptly advise the Company if it receives a proposal or inquiry with respect to the matters described above. Unless and until this Agreement shall have been terminated pursuant to Article VII, neither the Company nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any Person or group of Persons concerning any merger, sale of common stock (other than the Private Placement Offering), sale of substantial assets or other business combination; provided, however, that the Company may engage in such discussion in response to any unsolicited proposal from an unrelated party if the Board of Directors of the Company determines, in good faith, after consultation with counsel, that the failure to engage in such discussions and provide such non-public information (subject to obtaining confidentiality agreements) may constitute a breach of the fiduciary or legal obligations of the Board of Directors of the Company. The Company will promptly advise Parent if it receives a proposal or inquiry with respect to the matters described above.

4.18       Failure to Fulfill Conditions . In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

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4.19       Notification of Certain Matters . At or prior to the Effective Time, each party shall give prompt notice to the other party of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (b) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

ARTICLE V
CONDITIONS TO CONSUMMATION OF MERGER

5.1       Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

(a)       the Company shall have obtained (and shall have provided copies thereof to the Parent) the written consents of (i) all of the members of its Board of Directors and (ii) Company Stockholders holding shares of Company Stock representing at least sixty percent (60%) of the votes represented by the outstanding shares of Company Stock entitled to vote on this Agreement and the Merger, in each case to approve the execution, delivery and performance by the Company of this Agreement and the other Transaction Documentation to which the Company is a party, in form and substance reasonably satisfactory to the Parent;

(b)       the Notes shall have been converted with the requisite approvals from the holders thereof into 6,395,709 shares of Company Common Stock;

(c)       the Parent and the Company shall have completed all necessary legal due diligence to their reasonable satisfaction; and

(d)       each of the individuals set forth on Exhibit C to this Agreement shall have executed and delivered to the Parent agreements in the form of Exhibit D or Exhibit E, attached hereto, as applicable.

5.2       Conditions to Obligations of the Parent and the Acquisition Subsidiary. The obligation of each of the Parent and the Acquisition Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Parent) of the following additional conditions:

(a)       the Company shall have obtained (and shall have provided copies thereof to the Parent) all other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company, except such waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(b)       the representations and warranties of the Company set forth in this Agreement (when read without regard to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

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(c)       the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except for such non-performance or non-compliance as does not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d)       no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(e)       the Company shall have delivered to the Parent and the Acquisition Subsidiary a copy of each written consent received from a Company Stockholder consenting to the Merger, together with a certification from each such Company Stockholder that such person is either an “accredited investor” or not a “U.S. Person” as such terms are defined in Regulation D and Regulation S, respectively, under the Securities Act, provided the Company shall not be required to deliver such certification with respect to at most thirty-five (35) Company Stockholders;

(f)       the Company shall have delivered to the Parent and the Acquisition Subsidiary a certificate (the “Company Certificate”) to the effect that each of the conditions specified in clauses (a) and (e) (with respect to the Company’s due diligence of the Parent) of Section 5.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Company) of this Section 5.2 is satisfied in all respects;

(g)       the Company shall have delivered to the Parent and the Acquisition Subsidiary a certificate, validly executed by the Secretary of the Company, certifying as to (i) true, correct and complete copies of the certificate of incorporation and bylaws of the Company; (ii) the valid adoption of resolutions of the board of directors and stockholders of the Company (whereby this Agreement, the Merger and the transactions contemplated hereunder were unanimously approved by the board of directors and the requisite vote of the stockholders of the Company); (iii) a good standing certificate from the Secretary of State of the State of Delaware dated within five (5) Business Days prior to the Closing Date; and (iv) incumbency and signatures of the officers of the Company executing this Agreement or any other agreement contemplated by this Agreement; and

(h)       the Company shall have delivered to the Parent audited and interim unaudited financial statements of the Company pro forma in respect of the Merger, compliant with applicable SEC regulations for inclusion under Item 2.01 (f) and/or 5.01(a)(8) of Form 8-K in substantially final form.

5.3       Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

(a)       the Parent shall have obtained (and shall have provided copies thereof to the Company) the written consents of (i) all of the members of its Board of Directors, (ii) all of the members of the Board of Directors of Acquisition Subsidiary, and (iii) the sole stockholder of Acquisition Subsidiary, in each case to the execution, delivery and performance by each such entity of this Agreement and/or the other Transaction Documentation to which each such entity a party, in form and substance reasonably satisfactory to the Company;

(b)       the Parent shall have obtained (and shall have provided copies thereof to the Company) all of the other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Parent or any of its Subsidiaries, except for waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

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(c)       the representations and warranties of the Parent set forth in this Agreement (when read without regard to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d)       each of the Parent and the Acquisition Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except for such non-performance or non-compliance as does not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(e)       no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(f)       the Board of Directors of the Parent and the stockholders of the Parent shall each have adopted the 2017 Plan, the Parent ESPP and the Board of Directors of the Parent shall have approved the assumption of the Assumed Plan;

(g)       the Parent shall have delivered to the Company a certificate (the “Parent Certificate”) to the effect that each of the conditions specified in clauses (a) and (e) (with respect to the Parent’s due diligence of the Company) of Section 5.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Parent or the Acquisition Subsidiary) of this Section 5.3 is satisfied in all respects;

(h)       Each of the Parent and Acquisition Subsidiary shall have delivered to the Company a certificate, validly executed by Secretary of the Parent or the Acquisition Subsidiary, as applicable, certifying as to (i) true, correct and complete copies of its certificate of incorporation and bylaws; (ii) the valid adoption of resolutions of the board of directors and stockholders of the Parent or Acquisition Subsidiary, as applicable (whereby this Agreement, the Merger and the transactions contemplated hereunder were unanimously approved by the board of directors and, if requested, the requisite vote of the stockholders of Parent or the Acquisition Subsidiary, as applicable); (iii) a good standing certificate from the Secretary of State of the State of Delaware dated within five (5) Business Days prior to the Closing Date; (iv) incumbency and signatures of the officers of the Parent or the Acquisition Subsidiary, as applicable, executing this Agreement or any other agreement contemplated by this Agreement; and (v) the list of Parent stockholders as of immediately prior to the Effective Time, who hold all 5,000,000 shares of Parent Common Stock then issued and outstanding;

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(i)       the Company shall have received an official stockholder list from Parent’s transfer agent and registrar showing that as of immediately prior to the Effective Time there are 5,000,000 shares of Parent Common Stock issued and outstanding; and

(j)       the Parent shall have delivered to the Company (i) evidence that the Parent’s Board of Directors is authorized to consist of eight (8) individuals, (ii) evidence of the resignations of all individuals who served as directors and/or officers of the Parent immediately prior to the Effective Time, which resignations shall be effective as of the Effective Time, (iii) evidence of the appointment of the following eight (8) persons to serve as directors immediately following the Effective Time: Muneer A. Satter, as Chairman, Joseph H. Gardner, Chau Q. Khuong, Anupam Dalal, Caley Castelein, Pravin Dugel, Steve Prelack, and Paul Weiss, and (iv) evidence of the appointment of such executive officers of the Parent to serve immediately following the Effective Time as shall have been designated by the Company, including Joseph H. Gardner as Chief Executive Officer and James Murphy as Interim Chief Financial Officer;

(k)       the Stock Purchase Agreement in the form attached hereto as Exhibit F shall have been duly executed and delivered by the parties thereto (the “Stock Purchase Agreement”), and shall take effect immediately following the Effective Time and the Conversion, and prior to the first closing of the Private Placement Offering;

(l)       the Auditor Letter shall have been furnished to the Parent and the Parent shall have delivered a copy of such Auditor Letter to the Company, and the Parent Auditor shall have consented to the filing of the Auditor Letter in the Super 8-K; and

(m)       the Parent shall be in compliance in all material respects with all requirements of applicable securities laws, including, without limitation, the filing of reports required by the Exchange Act, and shall have taken all actions with respect thereto as shall be required or reasonably requested by the Company in connection therewith.

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ARTICLE VI
DEFINITIONS

For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term	Section
2017 Plan	4.13
Acquisition Subsidiary	Introduction
Affiliate	3.30
Agreement	Introduction
Assumed Plan	4.13
Auditor Letter	4.15
Business Day	1.2
Certificate of Merger	1.1
Closing	1.2
Closing Date	1.2
Code	Recitals
Company	Introduction
Company Balance Sheet	2.7
Company Balance Sheet Date	2.7
Company Certificate	5.2 (f)
Company Common Stock	1.5 (a)
Company Confidential Information	4.5 (b)
Company Consents	2.3
Company Disclosure Schedule	ARTICLE II
Company Equity Plan(s)	2.2
Company Financial Statements	2.7
Company Material Adverse Effect	2.1
Company Options	2.2
Company Common Stock	1.5 (a)
Company Preferred Stock	1.5 (a)
Company Restricted Stock	2.2
Company Stock	1.5 (a)
Company Stockholders	1.5 (a)
Company Stock Certificate(s)	1.5 (b)
Company Warrants	2.2
Contemplated Transactions	7.3
Conversion	Recitals
Conversion Ratio	1.5 (a)
Defaulting Party	7.6
Delaware Act	1.1
Dissenting Shares	1.6 (a)
Effective Time	1.1
Environmental Law	3.24 (d)
Exchange Act	1.13 (b)
GAAP	2.7
Governmental Entity	2.4
Indemnified Executives	4.9 (b)
Intellectual Property	2.28 (a)
Intellectual Property Rights	2.28 (a)
Laws	2.4
Legal Proceeding	2.11
Merger	Recitals
Merger Shares	1.5 (a)
Minimum Amount	Recitals
Non-Defaulting Party	7.6
Parent	Introduction
Parent Auditor	3.31
Parent Certificate	5.3 (g)
Parent Common Stock	Recitals
Parent Confidential Information	4.7 (b)
Parent Disclosure Schedule	ARTICLE III
Parent ESPP	4.13
Parent Financial Statements	3.8
Parent Form 10	3.6
Parent Material Adverse Effect	3.1

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Defined Term	Section
Parent Options	1.8 (a)
Parent Previous Filings	3.6
Parent Reports	3.6
Parent Restricted Stock	1.8 (d)
Parent SEC Filings	3.6
Party	Introduction
Private Placement Offering	Recitals
Purchase Price	Recitals
Reasonable Best Efforts	4.1
SEC	1.13 (a)
Securities Act	1.13 (a)
Stock Purchase Agreement	5.3 (k)
Subsidiary	3.5
Subscription Agreement	Recitals
Super 8-K	4.3
Surviving Corporation	1.1
Tax Returns	1.14
Taxes	1.14
Transaction Documentation	3.3

ARTICLE VII
TERMINATION

7.1       Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the Parties, provided that such consent to terminate is in writing and is signed by each of the Parties.

7.2       Termination for Failure to Close. This Agreement shall automatically be terminated if the Closing Date shall not have occurred by March 24, 2017; provided, that the right to terminate this Agreement pursuant to this Section 7.2 shall not be available to any Party whose breach of any provision of this Agreement results in the failure of the Closing to have occurred by such time.

7.3       Termination by Operation of Law. This Agreement may be terminated by any Party hereto if there shall be any statute, rule or regulation issued by a Governmental Entity of competent jurisdiction that renders consummation of the transactions contemplated by this Agreement (the “Contemplated Transactions”) illegal or otherwise prohibited, or a court of competent jurisdiction or any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and non-appealable.

7.4       Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Effective Time:

(a)       by the Parent and the Acquisition Subsidiary if: (i) any of the conditions set forth in Section 5.2 hereof have not been fulfilled in all material respects by the Closing Date (unless waived by the Parent and the Acquisition Subsidiary); (ii) the Company shall have breached or failed to observe or perform in any material respect any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from Parent (to the extent such breach is curable) or (iii) as otherwise set forth herein; provided that Parent and Acquisition Subsidiary may not exercise the right in this Section 7.4(a) if either of them are then in breach of any provision of this Agreement; or

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(b)       by the Company if: (i) any of the conditions set forth in Section 5.3 hereof have not been fulfilled by the Closing Date (unless waived by the Company); (ii) the Parent or the Acquisition Subsidiary shall have breached or failed to observe or perform any of its covenants or obligations under this Agreement if such breach is not cured within ten (10) days of written notice of such breach from the Company (to the extent such breach is curable) or (iii) as otherwise set forth herein; provided that Company may not exercise the right in this Section 7.4(b) if it is then in breach of any provision of this Agreement.

7.5       Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto, provided that the termination of this Agreement shall not relieve any Party for its fraud or from any liability for any willful and material breach of any term or provision of this Agreement.

7.6       Remedies; Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and agree that in the event that any Party shall fail or refuse to consummate the Contemplated Transactions or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the other Party or Parties (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, and shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, in each case without the requirement of posting any other bond or other type of security. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

ARTICLE VIII
MISCELLANEOUS

8.1       Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

8.2       No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in ARTICLE I concerning issuance of the Merger Shares is intended for the benefit of the Company Stockholders and (b) the provisions in Section 4.9 concerning indemnification are intended for the benefit of the Indemnified Executives and their successors and assigns.

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8.3       Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or (other than as set forth in the Transaction Documentation) contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

8.4       Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

8.5       Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

8.6       Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.7       Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company or the Company Stockholders: Aerpio Therapeutics, Inc. 9987 Carver Road, Suite 420 Cincinnati, OH 45242 Attn: Joseph Gardner, CEO Facsimile: 513.985.0999	Copy to (which copy shall not constitute notice hereunder): Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Attn: Kingsley Taft or Danielle Lauzon Facsimile: 617.523.1231

If to the Parent or the Acquisition Subsidiary (prior to the Closing):

Zeta Acquisition Corp. II

℅ Equity Dynamics, Inc.

666 Walnut Street, Suite 2116

Des Moines, IA 50309

Attn: John Pappajohn, CEO

Facsimile: 515.244.5746

Copy to (which copy shall not constitute notice hereunder): Duane Morris LLP 1540 Broadway New York, NY 10036 Attn: David N. Feldman Facsimile: 212.202.6094

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

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8.8       Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

8.9       Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.10       Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

8.11       Submission to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and irrevocably waives, to the fullest extent permitted by applicable Law, and covenants not to assert or plead any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 8.7. Nothing in this Section 8.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

8.12       WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

8.13       Survival. The representations or warranties in this Agreement and in any certificate delivered pursuant to this Agreement shall survive the Effective Time.

8.14       Construction.

(a)       The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b)       Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger and Reorganization as of the date first above written.

PARENT:
ZETA ACQUISITION CORP. II

By:	/s/ John Pappajohn
Name:	John Pappajohn
Title:	Chief Executive Officer

ACQUISITION SUBSIDIARY:
AERPIO ACQUISITION CORP.

By:	/s/ Joseph Gardner
Name:	Joseph Gardner
Title:	President

COMPANY:
AERPIO THERAPEUTICS, INC.

By:	/s/ Joseph Gardner
Name:	Joseph Gardner
Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

Exhibit A

Form of Subscription Agreement

Exhibit B-1

Form of 2017 Equity Incentive Plan

Exhibit B-2

Form of Employee Stock Purchase Plan

Exhibit C

Signatories to Lock-Up and No-Shorting Agreements

Name

Signatories to No-Shorting Agreements

Name

Exhibit D

Form of Lock-Up and No-Shorting Agreement

Exhibit E

Form of No-Shorting Agreement

Exhibit F

Form of Stock Purchase Agreement

Schedule 1.5(a)

The Conversion Ratio for each class and series of Company Stock shall be the quotient of (1) the sum of (A) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including, for the avoidance of doubt, all shares of Company Restricted Stock and all shares of Company Common Stock issued upon conversion of the Notes) and (B) the aggregate number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time divided by (2) 18,000,000.

Disclosure Schedules